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
        GIORDANO, HALLERAN & CIESLA
         A PROFESSIONAL CORPORATION                    JOHN C. GIORDANO, JR.   SEAN E. REGAN |_|
                                                       FRANK R. CIESLA         JAY S. BECKER
              ATTORNEYS AT LAW                         BERNARD J. BERRY, JR.   TIMOTHY D. LYONS|_|
                                                       JOHN A. AIELLO          J. SCOTT ANDERSON            OF COUNSEL:
             PLEASE RESPOND TO:                        MICHAEL J. GROSS        PETER B. BENNETT           JOHN R. HALLERAN
        U.S. POSTAL SERVICE ADDRESS:                   JOHN A. GIUNCO          LAURENCE I. ROTHSTEIN     S. THOMAS GAGLIANO
            POST OFFICE BOX 190                        EDWARD S. RADZELY       ROBERT J. FEINBERG |_|    THOMAS A. PLISKIN
        MIDDLETOWN, NEW JERSEY 07748                   SHARLENE A. HUNT        PATRICK S. CONVERY         RONALD P. HEKSCH
                                                       PHILIP D. FORLENZA      MICHAEL A. PANE, JR.      DERRICK A. SCENNA
                    OR:                                MICHAEL J. CANNING |_|  MICHAEL J. VITIELLO
HAND DELIVERY AND OVERNIGHT SERVICE ADDRESS:           PAUL H. SCHNEIDER       STEVEN M. DALTON               -------
             125 HALF MILE ROAD                        ELIZABETH CHRISTIAN     PAMELA J. KNAUER
         RED BANK, NEW JERSEY 07701                    ANDREW B. ROBINS        TIMOTHY J. DENGLER         JOHN C. GIORDANO
                                                       MICHAEL A. BRUNO        CATHERINE J. BICK            (1921-1989)
               (732) 741-3900                          KURT E. ANDERSON        MONICA J. CERES
            FAX: (732) 224-6599                        PAUL T. COLELLA         MARC D. POLICASTRO             -------
                                                       GERALD P. LALLY
               www.ghclaw.com                               -------                 -------

                                                       TARA PHELAN CARVER      CRAIG M. GIANETTI      |_| CERTIFIED BY
                                                       TARA L. BENSON          ARI G. BURD                THE SUPREME COURT
                                                       RACHEL M. RINNINSLAND   KEVIN B. LEGREIDE          OF NEW JERSEY AS A
                                                       LISA MICELI WATERS      MATTHEW J. CERES           CIVIL TRIAL
                                                       GREGORY BANACKI, JR.    JIN KYOUNG HONG            ATTORNEY
                                                       DONALD F. CAMPBELL,JR.  KELLY D. GUNTHER
                                                       BRIAN H. HARVEY         LOUIS D. TAMBARO
                                                       MELISSA V. SKROCKI      MICHAEL D. PAWLOWSKI
                                                       AFIYFA H. ELLINGTON     MATTHEW N. FIOROVANTI


DIRECT DIAL NUMBER               DIRECT EMAIL                                                             CLIENT/MATTER NO.
(732) 741-3900                 info@ghclaw.com                                                            14811/0009

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                                                                     EXHIBIT 5.1

                                October 12, 2007

BigString Corporation
3 Harding Road, Suite E
Red Bank, New Jersey 07701

         Re:      Registration Statement on Form SB-2
                  -----------------------------------

Ladies and Gentlemen:

         We  have  acted  as  counsel  to  BigString  Corporation,   a  Delaware
corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to which Registration Statement this opinion letter is attached as an exhibit, for the registration of 11,463,101 shares of the Company's common stock, par value $.0001 per share ("Common Stock"). Of these shares of Common Stock, 1,634,000 shares (the "Outstanding Shares") are currently issued and outstanding and held by certain stockholders of the Company, 5,494,444 shares (the "Convertible Shares") are issuable upon the conversion of certain convertible notes issued by the Company on May 1, 2007 (the "Convertible Notes") and the payment of interest thereon, and 4,334,657 shares (the "Warrant Shares") are subject to warrants (the "Warrants"). The shares of Common Stock included for registration in the Registration Statement are being registered by the Company for the benefit of the holders of the Outstanding Shares, the Convertible Shares and the Warrant Shares.

         We have examined and relied upon the originals, specimens, or photostatic or certified copies of (a) the Registration Statement, and (b) such certificates, corporate and public records, agreements and instruments and other information and documents as we deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed


      OUR TRENTON OFFICE: 441 EAST STATE STREET, TRENTON, NEW JERSEY 08608,
                              PHONE: (609) 695-3900

GIORDANO, HALLERAN & CIESLA
 A PROFESSIONAL CORPORATION
      ATTORNEYS AT LAW

BigString Corporation
October 12, 2007
Page 2


the genuineness of all signatures, the authenticity of each document, agreement and instrument submitted to us as an original, the conformity to the original of each document, agreement and instrument submitted to us as a certified copy or photostatic copy, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to any such opinion that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company.

         We express no opinion concerning the laws of any jurisdiction other than those of the United States of America and the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) the Outstanding Shares being registered under the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable;

         (2) the Conversion Shares have been duly authorized, and, when issued and delivered by the Company upon the conversion of the Convertible Notes or payment of interest thereon, will be validly issued, fully paid and non-assessable; and

          (3) the Warrant Shares have been duly authorized, and, when issued and delivered by the Company upon the exercise of the Warrants, and paid for in accordance with the Warrants, will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the General Rules and Regulations of the Commission.

                                   Very truly yours,

                                   /s/ Giordano, Halleran & Ciesla, P.C.

                                   GIORDANO, HALLERAN & CIESLA
                                   A Professional Corporation